News

For Immediate Release	Contact:
January 23, 2013	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES DECLARES QUARTERLY DIVIDEND
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NEW YORK, January 23-Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on March 13, 2013 to stockholders of record on February 22, 2013.

Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $1.05 billion in 2011.

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